PROMISSORY NOTE

July 1, 2006

$100,000 CDN

FOR VALUE RECEIVED, the undersigned (the “Borrower”) promises to pay to the order of KENNETH HICKS (the “Lender”) the principal sum of One Hundred Thousand Dollars ($100,000) in lawful currency of Canada (the “Principal Sum”), together with interest thereon as herein provided.

The Principal Sum or such amount as shall remain outstanding from time to time shall earn interest (the “Interest”) at the rate of six percent (6%) per annum for the period beginning on the date of the advance of the Principal Sum, payable as provided below. In the event of any partial repayments made on the Principal Sum, such payments shall be applied firstly towards accrued interest and then towards the Principal Sum.

The Principal Sum and all accrued and outstanding Interest will become due and payable on demand.

The undersigned, when not in default hereunder, will have the privilege of prepaying in whole or in part the Principal Sum and Interest without bonus or penalty.

Presentment, protest, notice of protest and notice of dishonour are hereby waived.

ARGENTEX MINING CORPORATION

Per:      /s/ Jenna Hardy

Jenna Hardy, for the Board of Directors